STATEMENT OF STOCK DESIGNATION



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              Setting  forth a copy of a  resolution  creating  and
              authorizing the issuance of a series of preferred stock designated as "Series B Convertible Redeemable Accreting Preferred Stock" adopted by the board of directors of General Communication, Inc.

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          Pursuant to AS 10.06.315 and 10.06.320 of the Alaska Statutes

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         We, the undersigned officers of General Communication,  Inc., an Alaska corporation ("Company"), hereby state and otherwise certify that, on April 21, 1999, the board of directors of the Company, pursuant to authority vested in it by Article IV of the Company's Restated Articles of Incorporation and in accordance with AS 10.06.315 and 10.06.318 of the Alaska Statutes, duly adopted the following resolution creating a series of preferred stock designated as "Series B Convertible Redeemable Accreting Preferred Stock":

                                   RESOLUTION

         "WHEREAS, General Communication, Inc. is authorized through its Restated Articles of Incorporation to issue up to 100 million shares of Class A Common Stock and up to 1 million shares of Preferred Stock, issuable from time to time in one or more series;

         WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions contained in the Restated Articles of Incorporation, to fix or alter the dividend rate, conversion rate, voting rights, redemption prices, and liquidation preferences of any wholly unissued series of Preferred Stock, the number of shares constituting any such series, the designation of such series, and other terms and conditions of the issuance of such stock;



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         WHEREAS,  the  Company,  through  its Board of  Directors,  approved  a statement of stock designation pursuant to Article IV of the Restated Articles of Incorporation and that statement was filed of record with the Alaska Department of Commerce and Economic Development on or about January 17, 1991 pursuant to authority set forth in AS 10.06.315, 10.06.318, and 10.06.320 of the Alaska Statutes, and the board subsequently authorized the issuance of Series A Preferred Stock under that designation which was subsequently issued and later retired, and the Company does not presently have outstanding any shares of its Preferred Stock and is not otherwise obligated to issue such shares in the future, and the Board of Directors desires to cancel and otherwise delete that 1991 statement of stock designation at this time and to fix the terms of a second series of that Preferred Stock and the number of shares constituting that series;

         RESOLVED, that, pursuant to authority granted to and vested in the Board of Directors by Article IV of the Restated Articles of Incorporation of the Company, and in accordance with AS 10.06.315, 10.06.318, and 10.06.320 of the Alaska Statutes, the board hereby cancels and otherwise deletes the 1991 statement of stock designation for the Series A preferred stock and hereby declares that such statement is no longer a part of those articles;

         RESOLVED, that, pursuant to authority granted to and vested in the Board of Directors by Article IV of the Restated Articles of Incorporation of the Company and in accordance with AS 10.06.315 and 10.06.318 of the Alaska Statutes, the board hereby approves and otherwise directs the issuance, from 1 million shares of Preferred Stock authorized under those articles, a series of Preferred Stock of the Company to consist of 35,000 shares designated as Series B Convertible Redeemable Accreting Preferred Stock ("Series B Preferred Stock") and hereby fixes the designation, rights, preferences, privileges, and restrictions of the shares of that series, in addition to the designation, rights, preferences, privileges and restrictions set forth in those articles which are directly applicable to the Preferred Stock as follows:

                  Preface. Series B Convertible Redeemable Accreting Preferred Stock. Of the 1,000,000 shares of Preferred Stock, authorized pursuant to
Article IV of the Restated Articles of Incorporation of the Company, 35,000 shall be designated Series B Convertible Redeemable Accreting Preferred Stock, with the rights, preferences, privileges and restrictions set forth in this paragraph.


                  Section  1.   Definitions.   For  purposes  of  the  following
Sections, the following definitions shall apply:



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                           "Additional  Shares  of Class A Common  Stock"  shall
have the meaning ascribed to such term in Section 8(i)(d) hereof.

                           "Annualized  Operating  Cash Flow" shall mean,  as of
any date of determination, the product of two times Operating Cash Flow for the two most recently ended fiscal quarters.

                           "Bankruptcy  Event" shall mean the  occurrence of any
of the following: (i) a court or governmental agency having appropriate jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs; (ii) there shall be commenced against the Company an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; (iii) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the Company shall be unable to, or shall admit in writing to its inability to, pay its debts generally as they become due.

                           "Board"  shall  mean the  Board of  Directors  of the
Company.

                           "Business  Day" shall  mean a day on which  banks and
foreign exchange markets are open for the transaction of business in New York, New York as relevant to the determination to be made or action to be taken.

                           "Capitalized  Leases"  shall mean capital  leases and
subleases, as defined in accordance with GAAP.

                           "Change of Control"  shall mean the occurrence of one
or more of the following events: (a) any change in the ownership of the Company resulting in MCI WorldCom, Inc. and any of its wholly owned Subsidiaries, owning Voting Stock with less than eighteen percent (18%) of the total combined voting power of the Company, (b) MCI WorldCom, Inc. shall at any time have less than two (2) representatives sitting on the Board for more than a sixty-day period,
(c) Ronald A. Duncan resigns or is removed from his position as Chief  Executive



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Officer of the Company,  other than as a result of death or  disability,  and is not replaced within sixty (60) days of such resignation or removal with a person acceptable to the holders of a majority of the outstanding Series B Preferred Stock or (d) Ronald A. Duncan or his heirs transfers, sells or in any way disposes of a material amount of the capital stock of the Company owned by him as of the date hereof. A Change of Control shall be deemed to occur as of the effective date of the first event, action or transaction leading to one of the results described above.

                           "Class A Common  Stock" shall mean the Class A Common
Stock of the Company.

                           "Class B Common  Stock" shall mean the Class B Common
Stock of the Company.

                           "Closing Date" shall mean April 30, 1999.

                           "Closing Price" if the Class A Common Stock is traded
on a nationally recognized exchange or the National Market System of the National Association of Security Dealers, Inc. Automated Quotation System, shall mean the closing price as reported for composite transactions on the applicable date, or, if no sales occurred on an applicable date, then the average of the highest bid and lowest asked prices on such exchange or the National Market System at the end of the day on such date. If the Class A Common Stock is not traded on an exchange or the National Market System but is otherwise traded over-the- counter, Closing Price shall mean the average of the highest bid and lowest asked prices quoted in the National Association of Security Dealers, Inc. Automated Quotation System as of the close of business on the applicable date, or if not so quoted on such date, the average of the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization.

                           "Common Stock" shall mean, collectively,  the Class A
Common Stock and Class B Common Stock of the Company.

                           "Company" shall mean this corporation.

                           "Contingent  Liability" shall mean, as to any person,
any obligation contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of any other person in any manner, whether directly or indirectly, including without limitation any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt, (b) to purchase property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor


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to pay any  Debt  or to  comply  with  any  agreement  relating  to any  Debt or obligation, and shall, in any event, include any contingent obligation under any letter of credit, application for any letter of credit or other related documentation.

                           "Conversion Price" shall have the meaning ascribed to
such term in Section 8(b) hereof.

                           "Convertible   Securities"  shall  have  the  meaning
ascribed to such term in Section 8(i)(c) hereof.

                           "Credit    Agreement"   shall   mean   that   certain
$200,000,000 Amended and Restated Credit Agreement dated November 14, 1997 between GCI Holdings, Inc. as borrower and NationsBank of Texas, N.A., Credit Lyonnais New York Branch and TD Securities (USA), Inc., as it may be amended or supplemented from time to time.

                           "Debt" shall mean,  all  obligations,  contingent  or
otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and in any event including Capitalized Leases, Contingent Liabilities that are required to be disclosed and quantified in notes to consolidated financial statements in accordance with GAAP, and liabilities secured by any Lien on any property, regardless of whether such secured liability is with or without recourse.

                           "Debt  for  Borrowed   Money"  shall  mean,   without
duplication, (a) all obligations of a person for borrowed money, (b) all obligations of a person evidenced by bonds, debentures, notes, letters of credit (or applications for letters of credit) or other similar instruments, (c) all obligations of a person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, and (d) all obligations of a person secured by a Lien on any assets or property of any person.

                           "Distribution"  shall mean the declaration or payment
of any dividend (whether in cash or otherwise) on or in respect of any shares of any class of capital stock of any person, other than dividends payable solely in shares of common stock of such person; the purchase, redemption, or other retirement of any shares of any class of capital stock of any person, directly or indirectly through a subsidiary or otherwise; the return of capital by any person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any person.

                           "Effective  Price" shall have the meaning ascribed in
Section 8(i)(d) hereof.

                           "Equity Security" shall mean any capital stock of the
Company or any security (whether stock or Debt for Borrowed Money) convertible or exchangeable, with or without consideration, into or for any capital stock, or any security (whether capital stock or Debt


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for  Borrowed  Money)  carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

                           "Exempt Issuances" shall have the meaning ascribed to
such term in Section 8(i)(a) hereof.

                           "Funded Debt" shall mean, without  duplication,  with
respect to any person, all Debt of such person, determined on a consolidated basis and measured in accordance with GAAP that is either: (a) Debt for Borrowed Money, (b) Debt having a final maturity (or extendable at the option of the obligor for a period ending) more than one (1) year after the date of creation thereof, notwithstanding the fact that the payments are required to be made less than one (1) year after such date, (c) Capitalized Lease obligations (without duplication), (d) reimbursement obligations relating to letters of credit (without duplication), (e) Contingent Liabilities relating to any of the foregoing (without duplication), (f) Withdrawal Liability, (g) Debt, if any, associated with interest hedge agreements, (h) payments due under any non-compete agreements, plus (i) payments due for the deferred purchase price of property and services (but excluding trade payables that are less than ninety
(90) days old and any thereof that are being contested in good faith).

                           "GAAP"  shall  mean,  as in effect from time to time,
generally accepted accounting principles used in the United States, consistently applied.

                           "Initial  Issue  Date" shall mean the first date upon
which shares of Series B Preferred Stock are issued.

                           "Issue  Date"  shall  mean the  date of the  original
issuance of a share of the Series B Preferred Stock.

                           "Junior  Stock"  shall mean the Common  Stock and all
other shares of capital stock of the Company, whether presently outstanding or hereafter issued, other than Series B Preferred Stock.

                           "Lien" shall mean any mortgage, lien, pledge, charge,
security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including, any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

                           "Liquidation  Preference"  shall have the meaning set
forth in Section 3(a) hereof.



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                           "Mandatory  Redemption  Date"  shall have the meaning
ascribed thereto in Section 4(c) hereof.

                           "Net   Total   Interest   Expense"   shall  have  the
definition ascribed thereto in the Credit Agreement.

                           "Operating  Cash Flow"  shall  mean,  for any period,
determined in accordance with GAAP, the consolidated net income (loss) for such period taken as a single accounting period, excluding extraordinary gains and losses, plus the sum of the following amounts for such period to the extent included in the determination of such consolidated net income: (a) depreciation expense, (b) amortization expense and other non-cash charges reducing income,
(c) Net Total Interest Expense, (d) cash income tax expense, (e) deferred income taxes, plus (f) for the fiscal quarter in which the Company or any of its Subsidiaries purchases the transponders pursuant to that certain Transponder Purchase Agreement for Galaxy X, dated August 24, 1995, among GCI Communication Corp., an indirect wholly owned subsidiary of the Company, and Hughes Communications Galaxy, Inc., now held by PanAmSat Corp., as assignee, and that certain Transponder Service Agreement, dated August 24, 1995, among General Communication Corp., an indirect wholly owned subsidiary of the Company, and Hughes Communications Satellite Services, Inc. (the "Galaxy X Transponders"), now held by PanAmSat Corp, as assignee, the annualized amount of economic savings of the Company or any of its Subsidiaries resulting from the direct purchase by the Company or any of its Subsidiaries of such Galaxy X Transponders instead of leasing such Galaxy X Transponders from GCI Satellite Co., Inc., an indirect wholly owned subsidiary of the Company, and leasing transponders from other providers; provided, the calculation is made after giving effect to acquisitions and dispositions of assets during such period as if such transactions had occurred on the first day of such period. In calculating "Operating Cash Flow," losses from local telephone businesses shall be offset by amounts not exceeding $20,000,000 contributed to the Company or any of its Subsidiaries from the net proceeds of any offering of the Series B Preferred Stock issued by the Company. The amount attributable to such net proceeds which is available for such offset shall be reduced by the amount of net proceeds actually used for such offset as of any point in time.

                           "Payment  Date"  shall  have  the  meaning   ascribed
thereto in Section 4(d) and Section 4(e) hereof.

                           "Proposed   Amendments"   shall  mean  the   proposed
amendments to Restated Articles of Incorporation of the Company which shall be submitted by the Board to the shareholders of the Company and voted upon by the shareholders at their next annual meeting of shareholders as required by the Purchase Agreement. The Proposed Amendments provide that so long as any shares of Series B Preferred Stock remain outstanding, the Company shall not, directly or indirectly, without the written consent of the holders of a majority of the then-outstanding shares of Series B Preferred Stock (i) liquidate or dissolve the Company or (ii) permit the Company to be merged with or into, or consolidated with, any other entity or sell all or


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substantially  all of the  assets of the  Company in any case where the terms of such merger, consolidation or sale would significantly and adversely affect the rights and preferences of the Series B Preferred Stock.

                           "Purchase   Agreement"   shall   mean  the  Series  B
Preferred Stock Purchase Agreement by and between the Company, Toronto Dominion Investments, Inc. and the other purchasers listed therein, dated as of April 30, 1999.

                           "Redemption  Price"  shall have the meaning  ascribed
thereto in Section 4(f) hereof.

                           "Series B  Preferred  Stock"  shall mean the Series B
Convertible Redeemable Accreting Preferred Stock of the Company.

                           "Subsidiary"   of  a  person   shall   mean  (i)  any
corporation of which fifty one (51%) percent or more of the Voting Stock, or any partnership of which 51% or more of outstanding partnership interests, is at any time owned by the person, or by one or more Subsidiaries of such person, or by such person and one or more Subsidiaries of such person, and (ii) any other entity which is controlled or capable of being controlled by such person or by one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person.

                           "Total  Debt"  shall mean the  outstanding  principal
amount of all Funded Debt.

                           "Total   Leverage   Ratio"   shall   mean,    without
duplication, as of any date of determination, the ratio of (i) Total Debt of the Company (on an unconsolidated basis), its subsidiary, GCI, Inc., its subsidiary GCI Holdings, Inc. and the Restricted Subsidiaries of GCI Holdings, Inc. (as defined in the Credit Agreement) on such date of determination, to (ii) Annualized Operating Cash Flow of such entities, all calculated on a consolidated basis (except as noted above) in accordance with GAAP consistently applied.

                           "Trading Day" shall mean,  any date that a nationally
recognized exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System is open and accepting bids for the sale of securities listed thereon.

                           "Triggering Event" shall mean (i) the acceleration of
any obligation outstanding under Funded Debt of the Company or any of its Subsidiaries having an outstanding balance in excess of $5,000,000, (ii) a Change of Control, (iii) a Bankruptcy Event, (iv) the breach of Section 7 hereof, (v) the liquidation or dissolution of the Company, or (vi) the merger of the Company with or into, or the consolidation of the Company with any other entity or the sale by the Company of all or substantially all of the assets of the Company, where the terms of


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such merger,  consolidation or sale would significantly and adversely affect the rights and preferences of the Series B Preferred Stock; provided however, that clauses (v) and (vi) above shall cease to be Triggering Events upon the approval by the shareholders of the Company of the Proposed Amendments to the Restated Articles of Incorporation and the effective filing of the Proposed Amendments with the Alaska Department of Commerce and Economic Development. If the shareholders of the Company fail to approve the Proposed Amendments or if such amendments are not filed with the Alaska Department of Commerce and Economic Development by August 31, 1999, then clauses (v) and (vi) shall remain Triggering Events for so long as any shares of Series B Preferred Stock remain outstanding.

                           "Voting  Stock" shall mean any shares having  general
voting power in electing the board of directors of any person (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason or the happening of any contingency).

                           "Withdrawal  Liability"  shall have the meaning given
such term under Part I of Subtitle E of Title IV of the Employee Retirement Income Security Act of 1974, as amended.

                  Section 2.  Dividends.

                           (a) Right to  Dividends.  Dividends  on each share of
Series B Preferred Stock shall accumulate and accrue from the Issue Date and shall accrue from day to day thereafter, compounding semi-annually (to the extent unpaid), whether or not earned or declared at a rate, through the fourth anniversary of the Initial Issue Date, of 8.5% per annum and, after the fourth anniversary of the Initial Issue Date, of 17% per annum on the stated amount of $1,000 per share until paid, subject to Section 4(j) hereof. Dividends accruing pursuant to this Section 2(a) shall be payable semi-annually in arrears upon declaration by the Board and (i) during the first four years following the Initial Issue Date shall be payable, at the option of the Company, either by the delivery of additional shares of Series B Preferred Stock with a liquidation value equal to the amount of the dividend or by the delivery of cash and (ii) after the fourth anniversary of the Initial Issue Date shall be paid only in cash. If, during the first four years following the Initial Issue Date, the Company does not make any dividend payment in full in cash to the holders of the then-outstanding shares of Series B Preferred Stock upon a semi-annual dividend payment date, the Company shall be deemed to have declared and delivered such dividend in additional shares of Series B Preferred Stock, as set forth above. Dividends shall be cumulative so that, if all accrued dividends shall not have been paid, such accrued and unpaid dividends shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for any Junior Stock.

                           (b)  Priority.  Until  such time as all  current  and
accrued dividends on the Series B Preferred Stock for all periods from and after the Initial Issue Date shall have been


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paid (i) no dividend  whatsoever (other than a dividend payable solely in Common
Stock) shall be paid or declared, and no Distribution shall be made, on any Junior Stock, and (ii) no shares of Junior Stock shall be purchased, redeemed or acquired by the Company, and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof other than shares of Junior Stock purchased, redeemed or acquired by the Company to fund the Company's deferred compensation arrangements. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not issue, or obligate itself to issue, any other Equity Security senior to the Series B Preferred Stock as to dividend or redemption rights or liquidation preferences or, unless the consent of the holders of 80% of the outstanding shares of Series B Preferred Stock is obtained, any other Equity Security on a parity with Series
B  Preferred   Stock  as  to  dividend  or  redemption   rights  or  liquidation
preferences.

                  Section 3.  Liquidation Rights of Series B Preferred Stock.

                           (a)  Preference.  In the  event  of any  liquidation,
dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the then-outstanding shares of Series B Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Junior Stock, an amount (the "Liquidation Preference") equal to $1,000 per share plus an amount equal to all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date full payment shall be tendered to the holders of the then-outstanding shares of Series B Preferred Stock with respect to such liquidation, dissolution or winding up, and no more. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the then-outstanding shares of Series B Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts to which they are entitled, then all of the assets of the Company shall be distributed ratably to the holders of the then-outstanding shares of Series B Preferred Stock on the basis of the number of shares of Series B Preferred Stock held by each such shareholder as compared to the aggregate number of then-outstanding shares of Series B Preferred Stock. The (i) merger or consolidation of the Company with or into any other entity or entities where the Company is not the surviving entity (other than a merger solely for the purpose of changing the Company's state of incorporation) or in which in excess of 50% of the Company's voting power is transferred, or (ii) the sale or transfer by the Company of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution and winding up of the Company within the meaning of this Section 3.

                           (b)   Remaining   Assets.   After  the   payment   or
distribution to the holders of the then-outstanding shares of Series B Preferred Stock of the full preferential amounts to which they are entitled, the holders of the then-outstanding shares of Junior Stock shall be entitled to receive ratably all remaining assets of the Company.



                                                  Statement of Stock Designation
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
                  Section 4.  Redemption.

                           (a) Restriction on Redemption and Purchase. Except as
expressly provided in this Section 4, the Company shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Series B Preferred Stock.

                           (b) Optional Redemption. At any time after the fourth
anniversary of the Initial Issue Date, the Company may, at its option, upon provision of written notice at least sixty (60) days prior to the date set for redemption, redeem the Series B Preferred Stock, in whole or in part, at the Redemption Price hereinafter specified; provided, that the Company shall redeem shares of Series B Preferred Stock having an aggregate Liquidation Preference of at least Two Million Five Hundred Thousand Dollars ($2,500,000) upon each Payment Date; and provided further, any partial redemption shall be effected ratably among the holders of Series B Preferred Stock on the basis of the number of shares of Series B Preferred Stock then held by each holder.

                           (c)  Mandatory  Redemption.  The Company shall redeem
all outstanding shares of Series B Preferred Stock at the Redemption Price hereinafter specified upon (i) the twelfth anniversary of the Initial Issue Date or (ii) the occurrence of a Triggering Event (in either case, "Mandatory Redemption Date").

                           (d) Optional  Redemption  Notice.  The Company shall,
not less than sixty (60) days prior to the Payment Date for an optional redemption pursuant to Section 4(b), give written notice to each holder of record of shares of Series B Preferred Stock that the Company has determined to exercise its optional redemption rights hereunder. This notice shall state the number of then-outstanding shares of Series B Preferred Stock to be redeemed, the Redemption Price, including the amount of dividends included in such price and the calculation thereof, the Payment Date and the time, place and manner in which the holder is to surrender to the Company the certificate or certificates representing the shares of Series B Preferred Stock to be redeemed. "Payment Date," for purposes of this Section 4(d), shall mean the date set by the Company with respect to an optional redemption designated by the Company for payment of the Redemption Price.

                           (e) Mandatory  Redemption  Notice.  The Company shall
provide prompt, but in no event later than two (2) Business Days after the Mandatory Redemption Date, notice to the holders of the Series B Preferred Stock of the Mandatory Redemption Date. Such notice shall state the Redemption Price, including the amount of dividends included in such price and the calculation thereof, and the Payment Date, place and manner in which the holders are to surrender to the Company the certificates representing shares of Series B Preferred Stock to be redeemed. "Payment Date," for purposes of this Section 4(e), shall mean the date on or prior to the fifth Business Day after the Mandatory Redemption Date designated by the Company for payment of the Redemption Price.



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
                           (f) Redemption  Price. In all events,  the Redemption
Price of the Series B Preferred Stock (the "Redemption Price") shall be an amount per share equal to $1,000 plus the amount of all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the Payment Date.

                           (g)  Payment of  Redemption  Price and  Surrender  of
Stock. On the Payment Date, the Redemption Price of the Series B Preferred Stock shall be paid to the holders of the Series B Preferred Stock. On or before the Payment Date, each holder of shares of Series B Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Company, duly endorsed, together with such other instruments as the Company may reasonably require to insure that such shares of Series B Preferred Stock are duly and validly transferred to the Company, free of all Liens, and on the Payment Date the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. Upon an optional redemption of less than all of the then-outstanding shares of Series B Preferred Stock, upon the surrender to the Company of a certificate or certificates representing shares of Series B Preferred Stock to be redeemed and payment by the Company of the Redemption Price, the Company shall issue to the holder thereof a certificate representing any shares of Series B Preferred Stock not redeemed but represented by the certificate or certificates surrendered.

                           (h)  Insufficient  Funds. If the funds of the Company
legally available for redemption of Series B Preferred Stock on the Payment Date with respect to a Mandatory Redemption Date are insufficient to redeem all of the Series B Preferred Stock that are subject to redemption pursuant to Section 4(c) on such date, those funds that are so available will be used to redeem the maximum possible number of such shares of the Series B Preferred Stock ratably among the holders thereof on the basis of the number of shares of Series B Preferred Stock held by each such shareholder. At the earliest time thereafter as additional funds of the Company are legally available for redemption of Series B Preferred Stock in the manner provided above, such funds will be immediately used to redeem the balance of such Series B Preferred Stock subject to redemption.

                           (i)  Deposit of Funds.  At least  three (3)  Business
Days prior to a Payment Date, the Company shall deposit with any bank or trust company in the United States, having a capital and surplus of at least $1 billion as a trust fund, a sum equal to the aggregate Redemption Price, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Payment Date, the Redemption Price to the respective holders of then-outstanding shares of Series B Preferred Stock upon the surrender of their share certificates. The deposit shall constitute full payment of the shares to their holders; provided, that, until all shares of Series B Preferred Stock are redeemed and full payment made therefor, the holders thereof shall continue to be considered shareholders with respect to such shares and shall have all rights with respect thereto, including the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor.


                                                  Statement of Stock Designation

Any monies so deposited and unclaimed at the end of one year from the Payment Date shall be released or repaid to the Company, after which the holders of shares of Series B Preferred Stock called for redemption shall be entitled to receive payment of the Redemption Price only from the Company.

                           (j) Accrual of Dividends. Unless the Company defaults
in making the payment of the Redemption Price in accordance with Section 4(i) hereof, dividends on Series B Preferred Stock subject to redemption will cease to accrue on and after the Payment Date.

                           (k)  Waiver.  At any time after  receiving  notice of
Mandatory Redemption and prior to two Business Days before the Payment Date, the holders of Series B Preferred Stock may, by written consent of holders of at least 80% of the then outstanding Series B Preferred Stock, waive the redemption of the Series B Preferred Stock as to such mandatory redemption event in which case the Company shall not be obligated to redeem the shares of Series B Preferred Stock as to such redemption event. Upon receipt of any such waiver, the Company shall promptly provide written notice to all holders of Series B Preferred Stock.

                  Section 5.  Voting Rights.

                           (a) Series B Preferred  Stock.  Each holder of shares
of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Class A Common Stock and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Class A Common Stock into which such shares of Series B Preferred Stock could be converted, pursuant to the provisions of
Section 8(b) hereof, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

                           (b) Common  Stock.  Each  holder of shares of Class A
Common Stock shall be entitled to one vote for each share thereof held, and each holder of shares of Class B Common Stock shall be entitled to ten votes for each share thereof held, as provided in Article IV, Section (b) of the Restated Articles of Incorporation. Except as otherwise expressly provided herein or as required by law, the holders of Series B Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

                  Section 6. Restrictions and Limitations. So long as any shares of Series B Preferred Stock remain outstanding, the Company shall not, directly or indirectly, without the written consent of the holders of 80% with respect to items (c), (e) or (g), or a majority with respect to items (a), (b), (d) or (f), of the then-outstanding shares of Series B Preferred Stock:

                           (a) Purchase,  redeem or otherwise  acquire for value
(or pay into or set aside as a sinking fund for such purpose) any Junior Stock or any warrant, option or right to


                                                  Statement of Stock Designation
purchase any Junior Stock, other than purchases of shares of Junior Stock for the purpose of funding deferred compensation arrangements;

                           (b)  Declare  or pay any  dividends  on or declare or
make any other Distribution, direct or indirect (other than a dividend payable solely in shares of Class A Common Stock), on account of Junior Stock or set apart any sum for any such purpose;

                           (c) Amend its Articles of Incorporation in any manner
that would significantly and adversely affect the rights or preferences of the Series B Preferred Stock;

                           (d) Take any action which would result in taxation of
the holders of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (the "Code") (or any comparable provision of the Code as hereafter from time to time amended);

                           (e) Issue any additional shares of Series B Preferred
Stock after the Initial Issue Date, except pursuant to Section 2 hereof;

                           (f)  Following  the  effective  date of the  Proposed
Amendments, liquidate or dissolve the Company; or

                           (g)  Following  the  effective  date of the  Proposed
Amendments, permit the Company to be merged with or into, or consolidated with any other entity or sell all or substantially all of the assets of the Company in any case where the terms of such merger, consolidation or sale would significantly and adversely affect the rights and preferences of the Series B Preferred Stock.

                  Section 7. Debt Incurrence Covenant. At all times that any shares of Series B Preferred Stock are outstanding, the Company shall not incur any Funded Debt if, as a result of such additional Funded Debt, the Company's Total Leverage Ratio would exceed 7.0:1.

                  Section 8. Conversion. The holders of Series B Preferred Stock shall have the following conversion rights:

                           (a)  Right  to  Convert.   Each  share  of  Series  B
Preferred Stock shall be convertible, at any time at the option of the holder thereof, into fully paid and nonassessable shares of Class A Common Stock. Such conversion right shall continue to apply to any share of Series B Preferred Stock called for redemption pursuant to Section 4 hereof until the close of business on the Business Day immediately preceding the applicable Payment Date.

                           (b)  Conversion   Price.   Each  share  of  Series  B
Preferred Stock shall initially be convertible into that number of shares of Class A Common Stock determined by dividing the then Liquidation Preference of such share of Series B Preferred Stock by the then


                                                  Statement of Stock Designation
conversion price, as adjusted pursuant to this Section 8, which conversion price shall initially be equal to $5.55 per share (the "Conversion Price").

                           (c) Mechanics of Conversion.  Each holder of Series B
Preferred Stock who desires to convert the same into shares of Class A Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred Stock or Class A Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series B Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series B Preferred Stock to be converted, and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date.

                           (d) Adjustment for Stock Splits and Combinations.  If
the Company at any time or from time to time after the Initial Issue Date effects a subdivision of the outstanding Class A Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and, conversely, if the Company at any time or from time to time after the Initial Issue Date combines the outstanding shares of Class A Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the open of business on the date the subdivision or combination becomes effective.

                           (e)    Adjustment    for   Certain    Dividends   and
Distributions. If the Company at any time or from time to time after the Initial Issue Date makes, or fixes a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other Distribution payable in additional shares of Class A Common Stock, then and in each such event the Conversion Price then in effect shall be reset as of the time of such issuance or, in the event such record date is fixed, as of the open of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Class A Common Stock issuable in payment of such dividend or Distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such Distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter


                                                  Statement of Stock Designation
the Conversion Price shall be adjusted pursuant to this subsection (e) as of the time of actual payment of such dividends or Distributions.

                           (f)    Adjustments    for   Other    Dividends    and
Distributions. In the event the Company at any time or from time to time after the Initial Issue Date makes, or fixes, a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other Distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Series B Preferred Stock been converted into Class A Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 8 with respect to the rights of the holders of the Series B Preferred Stock.

                           (g)  Adjustment  for  Reclassification,  Exchange and
Substitution. In the event that at any time or from time to time after the Initial Issue Date, the Class A Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 8), then and in any such event each holder of Series B Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Class A Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                           (h) Reorganizations, Mergers, Consolidations or Sales
of Assets. If at any time or from time to time after the Initial Issue Date there is a capital reorganization of the Class A Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 8) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the rights of the holders of the Series B Preferred Stock after the reorganization,



                                                  Statement of Stock Designation
merger, consolidation or sale to the end that the provisions of this Section 8 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

                           (i) Sale of Shares Below Conversion Price.

                                    a) If at any time or from time to time after
the Initial Issue Date, the Company issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Class A Common Stock (as hereinafter defined) (other than (A) as a dividend or other Distribution on any class of stock as provided in subsection (e) above,
(B) upon a subdivision or combination of shares of Class A Common Stock as provided in subsection (d) above, or (C) shares to be issued to officers, directors, employees, agents or consultants of the Company pursuant to stock options or equity incentive plans approved by the Board of Directors of the Company and representing not more than 5% of the outstanding Class A Common Stock as of the Initial Issue Date (the "Exempt Issuances")) for an Effective Price (as hereinafter defined) less than the then existing Conversion Price, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, by multiplying such Conversion Price in effect immediately prior to such new issuance by a fraction (i) the numerator of which shall be (A) the number of shares of Class A Common Stock outstanding at the close of business on the day preceding the date of such issue or sale (assuming conversion of all outstanding shares of Series B Preferred Stock at the then Conversion Price) plus (B) the number of Shares of Class A Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received by the Company for the total number of Additional Shares of Class A Common Stock so issued) would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on the date of such issuance or sale after giving effect to such issue of Additional Shares of Class A Common Stock (assuming conversion of all outstanding shares of Preferred Stock into shares of Class A Common Stock at the then Conversion Price).

                                    b) For the purpose of making any  adjustment
required under this subsection (i), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the amount of cash received by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, (C) if Additional Shares of Class A Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Class A Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Class A


                                                  Statement of Stock Designation

Common Stock, Convertible Securities or rights or options, and (D) be computed after reduction for all expenses payable by the Company in connection with such issue or sale.

                                    c)  For  the   purpose  of  the   adjustment
required under this subsection (i), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Class A Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") or rights or options for the purchase of Convertible Securities, and if the Effective Price of such Additional Shares of Class A Common Stock ultimately issuable pursuant thereto is less than the then Conversion Price, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Class A Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Class A Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Class A Common Stock so issued were the Additional Shares of Class A Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Class A Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities. A similar readjustment will be made if the amount actually paid to the Company upon exercise of conversion of any Convertible Securities exceeds the minimum amount assumed pursuant to this
Section 8(i).

                                    d)  "Additional  Shares  of  Class A  Common
Stock" shall mean all shares of Class A Common Stock issued by the Company after the Series B Issuance Date,


                                                  Statement of Stock Designation
whether or not subsequently reacquired or retired by the Company, other than (i) shares of Class A Common Stock issued upon conversion of the Series B Preferred Stock and (ii) the shares of Class A Common Stock issued as Exempt Issuances. The "Effective Price" of Additional Shares of Class A Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Class A Common Stock issued or sold, or deemed to have been issued or sold by the Company under this subsection (i), into the aggregate consideration received, or deemed to have been received, by the Company for such issue under this subsection (i), for such Additional Shares of Class A Common Stock.

                           (j) Accountants'  Certificate of Adjustment.  In each
case of an adjustment or readjustment of the Conversion Price, the Company, at its expense, shall cause independent public accountants of recognized standing selected by the Company (who may be the independent public accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series B Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Shares of Class A Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price at the time in effect, (3) the number of Additional Shares of Class A Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series B Preferred Stock.

                           (k) Notices of Record  Date.  In the event of (i) any
taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other Distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series B Preferred Stock at least ten (10) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or Distribution and a description of such dividend or Distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Class A Common Stock (or other securities) shall be entitled to exchange their shares of Class A Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.



                                                  Statement of Stock Designation

                           (l) Mandatory  Conversion.  At any time following the
third anniversary of the Initial Issue Date, the Company may require the immediate conversion of all outstanding shares of Series B Preferred Stock into shares of Class A Common Stock pursuant to the procedures set forth in this
Section 8 by written notice to all holders of Series B Preferred Stock at the then effective Conversion Price; provided however, the Company may require conversion pursuant to this Section 8(l) only if the shares of Class A Common Stock are traded on a nationally recognized exchange or the National Market System of the National Association of Security Dealers, Inc. Automated Quotation System and such shares then have a Closing Price equal to or greater than two times the then effective Conversion Price and have had such a Closing Price for a period of thirty consecutive Trading Days.

                           (m)  Conversion   Following  Default  in  Payment  of
Redemption Price. Notwithstanding anything herein to the contrary, in the event that the Company fails to make full payment of the Redemption Price on any Payment Date pursuant to Section 4 hereof, for any reason, including the prohibition of such payment pursuant to the Credit Agreement, the holders of shares of Series B Preferred Stock remaining outstanding shall have the right to convert such shares of Series B Preferred Stock, in whole or in part, pursuant to the procedures set forth in this Section 8, into shares of Class A Common Stock at a Conversion Price equal to ninety-five percent (95%) of the average Closing Price of the Company's Class A Common Stock for the ten (10) Trading Days immediately prior to the date of conversion. Any shares of Series B Preferred Stock not so converted shall remain outstanding and shall continue to represent an obligation of the Company to pay the Redemption Price with respect thereto. Notwithstanding anything herein to the contrary, the aggregate number of shares of Class A Common Stock issued upon conversion of shares of Series B Preferred Stock pursuant to this Section 8(m) shall, in any event, not exceed 19.9% of the total number of issued and outstanding shares of capital stock of the Company as of the Initial Issue Date.

                  Section 10. Exclusive Remedy. So long as any obligation is outstanding under the Credit Agreement, the sole remedy available to holders of Series B Preferred Stock for the Company's failure to make full payment in cash of the Redemption Price when required pursuant to Section 4 hereof, shall be the conversion of the Series B Preferred Stock into shares of Class A Common Stock pursuant to Section 8(m) hereof unless the lenders under the Credit Agreement consent to payment in cash.

                  Section 11. No Reissuance of Series B Preferred Stock. No share of Series B Preferred Stock acquired by the Company upon conversion, by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue.


         RESOLVED FURTHER, that, because certain of the terms and conditions of the issuance of the Series B Preferred Stock relating to rights of holders of that stock to vote


                                                  Statement of Stock Designation
as a class on certain specific activities of the Company, as further described in Sections 1-11 above, will not become effective until certain amendments to the Company's Restated Articles of Incorporation become effective, the Board of Directors shall seek approval of amendments to those articles from the shareholders of the Company at the annual shareholder meeting to be held on or about June 10, 1999 or such other date on which it is held, and such terms relating to those class votes will not become effective until that portion of those amendments are approved by those shareholders and the amendments are filed with the Alaska Department of Commerce and Economic Development;

         RESOLVED FURTHER, that the president of the Company or any vice president designated by him and the secretary of the Company or any assistant secretary of the Company are hereby authorized and directed to take those steps necessary to cause the issuance and sale of the Series B Preferred Stock including to execute a statement to be filed in accordance with the requirements of AS 10.06.320 of the Alaska Statutes and to seek shareholder approval of those amendments to the Company's Restated Articles of Incorporation to allow all of the terms of ownership of the Series B Preferred Stock to become effective."

         IN WITNESS WHEREOF, the Company has caused this Statement of Stock Designation to be duly executed on its behalf at Anchorage, Alaska as of this 21st day of April, 1999.

                                       GENERAL COMMUNICATION, INC.



                                       By:  /s/
                                            G. Wilson Hughes
                                       Its: Executive Vice President



                                       By:  /s/
                                            John M. Lowber
                                       Its: Secretary


                                                  Statement of Stock Designation
                                                                         Page 21